UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ^ )

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Bank of Marin Bancorp

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Notice of Annual Meeting of Shareholders

Marin Showcase Theatre at the Marin Center

10 Avenue of the Flags

San Rafael, California

Tuesday, May 17, 2011 – 6:00 p.m.

To Our Shareholders:

Notice is hereby given of the Annual Meeting of Shareholders of Bank of Marin Bancorp. The meeting will be held at 6:00 p.m. on Tuesday, May 17, 2011, at the Marin Showcase Theatre at the Marin Center, San Rafael, California. To enable our employee owners to attend the meeting, the branches will close at 5:00 p.m. on May 17. A reception at the Marin Showcase Theatre will immediately follow the Annual Meeting.

At the Annual Meeting you will be asked (1) to elect eleven directors of Bank of Marin Bancorp to serve for the coming year and until their successors are duly elected and qualified, (2) to vote, on an advisory basis, on the Company’s executive compensation for named executive officers, (3) to vote, on an advisory basis, on the frequency of holding the advisory vote on executive compensation, (4) to ratify the selection of independent auditors, and (5) to act on such other business as may properly come before the meeting. You are urged to read the accompanying Proxy Statement carefully. It contains a detailed explanation of all matters on which you will be asked to vote.

Only shareholders of record as of the close of business on March 21, 2011 are entitled to receive notice of and to vote at this meeting.

It is very important that as many shares as possible be represented at the meeting. To assure your representation at the meeting, you are urged to mark, sign and date, and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. If after signing and returning the proxy you come to the meeting, you may vote in person even though you have previously sent in a proxy card. Additionally, you may vote by Internet or telephone. If you wish to vote by Internet or by telephone you will need your Shareholder Control Number, which is located in the lower right corner of the enclosed proxy card, and the website address and/or toll-free telephone number below. No other personal information will be required in order to vote in this manner.

•	Toll-free telephone number: (866) 825-8978

•	Website address: https://www.proxyvotenow.com/bmrc

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2011

The Annual Meeting Proxy Material, including the Proxy Statement, Proxy Card and Annual Report to Shareholders, is also located at the following cookies-free website that can be accessed anonymously: http://www.cfpproxy.com/6265.

We encourage you to attend the annual meeting. Please RSVP by marking the appropriate box on the proxy card, or by contacting the Company by May 9, 2011 by telephone at (415) 884-5348, or email events@bankofmarin.com. If you are unable to attend, an archive of the meeting will be posted to the Company’s website following the meeting.

Our bylaws provide that nominations for election to the board of directors of the Company may be made by the board of directors or by any shareholder of the Company’s stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Company, must be made in writing and delivered or mailed to the chairperson of the board or the chief executive officer not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. The notification of nomination should contain the following information to the extent known by the notifying shareholder: (a) name and address of the proposed nominee(s); (b) principal occupation of the proposed nominee(s); (c) total number of shares that will be voted for the proposed nominee(s); (d) name and residence address of the notifying shareholder; and (e) number of shares owned by the notifying shareholder. Nominations not made in accordance with this section may be disregarded by the chairperson of the meeting, and upon instruction, the inspectors of election shall disregard all votes cast for each such nominee.

By order of the Board of Directors

Nancy Rinaldi Boatright

Corporate Secretary

April 6, 2011

PROXY STATEMENT

OF

BANK OF MARIN BANCORP

504 Redwood Boulevard, Suite 100

Novato, California 94947

These proxy materials are furnished in connection with the solicitation by the Board of Directors of Bank of Marin Bancorp (the “Company”), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 17, 2011, at 6:00 p.m. at the Marin Showcase Theatre at the Marin Center, 10 Avenue of the Flags, San Rafael, California, and at any adjournment thereof.

PURPOSE OF MEETING

The matters to be considered and voted upon at the meeting will be:

•	Proposal 1: The election of eleven directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

•	Proposal 2: An advisory vote on the Company’s executive compensation for named executive officers.

•	Proposal 3: An advisory vote on the frequency of holding the advisory vote on executive compensation.

•	Proposal 4: The ratification of the selection of independent auditors.

•	Transacting such other business as may properly come before the meeting and any adjournments thereof.

GENERAL PROXY STATEMENT INFORMATION

Bank of Marin Bancorp, a corporation existing and organized under the laws of the State of California, is authorized to issue up to 15,000,000 shares of common stock and 5,000,000 shares of preferred stock. All of the outstanding shares are voting common shares and are entitled to vote at the Annual Meeting. Only those common shareholders of record as of March 21, 2011 (the “Record Date”) will be entitled to notice of, and to vote at, the meeting. On that date, 5,305,999 shares of common stock were outstanding. The determination of shareholders entitled to vote at the meeting and the number of votes to which they are entitled was made on the basis of the Company’s records as of the Record Date. The presence in person or by proxy (including web and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and “broker non-votes” (as defined below), will be counted for purposes of determining the presence or absence of a quorum.

A broker or nominee holding shares for beneficial owners may vote on certain matters at the meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such unvoted shares are called “broker non-votes.” The rules of the New York Stock Exchange and other self-regulatory organizations generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for routine items, such as the ratification of independent auditors. Consequently, shares held by a broker or nominee will constitute “broker non-votes” regarding non-routine items, such as the election of directors and the matters regarding executive compensation.

Revocability of Proxies

A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the proxy is present at the meeting and elects to vote in person by advising the chairman of the meeting of such election. Subject to such revocation or suspension, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED HEREIN, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, A THREE-YEAR FREQUENCY FOR HOLDING THE VOTE ON EXECUTIVE COMPENSATION, AND “FOR” RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.

Person Making the Solicitation

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this proxy statement and the material used in the solicitation of proxies for the meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and Bank of Marin may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.

Voting Rights

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively if a shareholder present at the meeting has given notice at the meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the eleven nominees receiving the highest number of votes will be elected.

On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one vote for each share of common stock owned on the books of the Company as of the Record Date.

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS

Board of Directors

At the meeting eleven (11) directors of the Company are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees are currently members of the Board of Directors. The Bylaws of the Company provide for not fewer than nine (9) or more than seventeen (17) directors. By resolution, the Board of Directors has fixed the number of directors at eleven (11). Currently, the Company has eleven (11) directors, including all of the nominees for election.

The persons named below are nominated by the Board of Directors and, unless the shareholder marks the proxy to withhold the vote, the enclosed proxy, if returned and not subsequently revoked, will be voted in favor of their election as directors. If for any reason any such nominee becomes unavailable for election, the proxy holders will vote for such substitute nominee as may be designated by the Board of Directors. The proxy holders reserve the right to cumulate votes for the election of directors and to cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion if cumulative voting is involved as described above under “Voting Rights.”

The following table sets forth the names of the persons nominated by the Board of Directors for election as directors and certain additional information as of March 21, 2011 including biographical information, qualifications, business experience and directorships with other public companies of each nominee covering at least the last five years.

Name and Relationship With Company	Position, Principal Occupation, Business Experience, Directorships and Qualifications	Age
Russell A. Colombo President, CEO and Director	Mr. Colombo has been President, CEO and Director since 2006, a member of the Executive Committee and the Bank’s Asset/Liability Management Committee since 2006, and a member of the Bank’s Wealth Management and Trust Services Committee since 2007. Mr. Colombo joined Bank of Marin in March 2004 as Executive Vice President and Branch Administrator and was appointed Executive Vice President and Chief Operating Officer in July 2005. As of July 1, 2006 he assumed the position of President and Chief Executive Officer. He has thirty-six years of banking experience including positions as Senior Vice President and Group Manager of the San Francisco office of Comerica Bank and as Senior Vice President and Regional Manager during his nineteen year career with Union Bank of California. He received a Bachelor of Science degree in Agricultural Economics & Business Management from University of California, Davis and an MBA in Banking & Finance from Golden Gate University. Mr. Colombo serves on the Boards of Hanna Boys Center and Western Independent Bankers Association, is a member of College of Marin’s President’s Circle, and is Chairman of the Citizens Oversight Committee of SMART. In addition to his proven exemplary leadership of the Company and his experience in relationship banking, we believe Mr. Colombo’s extensive knowledge of the financial markets and the markets in which the Company serves well qualifies him to serve as CEO and President and serve on our Board.	58

Thomas M. Foster Director	Mr. Foster has been a Director since 2008 and has served as the Audit Committee’s financial expert since 2008 and as a member of the Compensation Committee since 2009. Mr. Foster is a retired Certified Public Accountant (“CPA”) and independent financial consultant with over 40 years of banking and financial experience. From 1968 to 1988, Mr. Foster held positions in Arthur Andersen & Co’s accounting and auditing divisions. He	68

Name and Relationship With Company	Position, Principal Occupation, Business Experience, Directorships and Qualifications	Age
	was a member of Arthur Andersen’s National Banking Team, ran the Financial Services group of the San Francisco office, and spent 10 years as a partner supervising complex audit examinations of multinational corporations, including banks. From 1988 to 1992, he served as chief financial officer and director of a bank formed for the purpose of working out approximately $1.1B in non-performing assets. Mr. Foster negotiated the buy-in of a 50% interest in a privately-held database company and from 1989 to 1992 served as the chief operating officer. Mr. Foster has also worked as an independent financial consultant advising large banks on restructuring, internal audit, and accounting issues. Most recently, Mr. Foster served as director of Bay View Capital Corporation from 1993 through 2006. He has an MBA from Stanford University, with an emphasis in accounting. We believe that Mr. Foster’s extensive experience in accounting and finance, his understanding of internal controls and procedures for financial reporting, his experience in heading other bank audit and asset/liability committees, and his in depth knowledge of complex audit principles well qualifies him to serve on the Board and as the Audit Committee’s financial expert.

Robert Heller Director	Dr. Heller has been a Director since 2005 and has served as a member of the Compensation Committee and the Bank’s Wealth Management and Trust Services (“WMTS”) Committee since 2006, serving as Chair of the WMTS Committee since 2008. Dr. Heller received his Ph.D. in Economics from the University of California at Berkeley. In 1974 he was named as Chief of the Financial Studies Division of the International Monetary Fund in Washington, DC. In 1978 he joined Bank of America in San Francisco as Director of International Economic Research. In 1986 he was appointed as a member of the Board of Governors of the Federal Reserve System. In 1989 Dr. Heller joined VISA International and starting in 1991 served as President and CEO of VISA USA until 1993. From 1995 to 2002 he was Executive Vice President and a member of the Board of Directors of the Fair Isaac Corporation (NYSE:FIC). He currently serves on the Board of Sonic Automotive, Inc (NYSE:SAH) as well as several private companies. He also serves as a member of the Board of the Romberg Center for Environmental Studies of San Francisco State University and is the Commodore of The San Francisco Yacht Club. He has served as the Chairman of the Board of Marin General Hospital and on the boards of many educational and cultural institutions, including the World Affairs Council of Northern California and the Institute for International Education in San Francisco. We believe that Dr. Heller’s experience as the president and chief executive officer of a large public company, his leadership role with the Federal Reserve System, and his extensive financial expertise well qualifies him to serve on our Board.	71

Norma J. Howard Director	Ms. Howard has been a Director since 1996 and has served as a member of the Compensation Committee since 1999, chairing the Committee from 2002 to 2007. Since 2004, Ms. Howard has served as President of NOHOW Communications Consulting, a public affairs and public relations consulting firm. In 2003, Ms. Howard retired as General Manager after a 33-year career with SBC Communications. In her position, she was the company spokesperson of media/community relations and public affairs issues for a twenty-four county region. Ms. Howard has been a resident of Marin County for over 33 years. She has served on the boards of Birkenstock Footprint	61

Name and Relationship With Company	Position, Principal Occupation, Business Experience, Directorships and Qualifications	Age
	Sandals, Inc., American Red Cross, United Way of the Bay Area, California State Automobile Association, ACA Holdings Inc., a subsidiary of CSAA, and Canal Alliance. She has also served as president of the San Rafael Chamber of Commerce and on numerous other boards. We believe that Ms. Howard’s high level of understanding of the Company and the Board’s roles and responsibilities developed during her long tenure on the Company’s Board of Directors as well as her executive leadership experience and her communications and public relations experience well qualifies her to serve on our Board.

Stuart D. Lum Director	Mr. Lum has been a Director since 1999 and has served as a member of the Audit Committee since 2003, and as Chair of the Committee since 2005. Concurrently, he is a member of the Bank’s Asset/Liability Management Committee (“ALCO”) since 1999, and served as Chair of ALCO from 2001 to 2005. He has also served as a member of the Executive and Nominating and Governance Committees since 2009. Since 2004, Mr. Lum has been President and CEO of Edgewood Pacific, Inc., an investment company engaged in private equity mortgage lending, real estate and venture development in Hawaii and California. From 1999 to 2004, Mr. Lum was vice president and founder of Veracast Communications, an internet communications company. Prior to this, he was an executive director and financial officer of a publicly held Hong Kong-based company engaged in the financing, ownership, development and operation of real estate, energy and transportation infrastructure projects in Hong Kong, southern China and Southeast Asia. He is a graduate of Stanford University with master degrees in Business and Health Services Administration. Mr. Lum serves as a trustee of the Stanford Club of Marin and is active in other community affairs. We believe that Mr. Lum’s extensive experience in corporate development and finance, as well as his executive leadership experience with a publicly held company well qualifies him to serve on our Board.	59

Joseph D. Martino Director	Mr. Martino has been a Director since 2000 and has served as a member of the Audit Committee since 2000 and as a member of the Bank’s Asset/Liability Management Committee (“ALCO”) since 2001, serving as Chair of ALCO since 2005. He has also been a member of the Executive and Nominating and Governance Committees since 2009. Mr. Martino has an extensive background in banking, retiring in 1997 from a 42-year banking career. Fifteen years of his career were spent managing a major bank’s branch network in Marin and the Redwood Empire, and he was subsequently responsible for a major bank’s statewide branch banking operations. He graduated from San Francisco City College, the American Institute of Banking and the Graduate School of Credit and Financial Management at Stanford University. Mr. Martino has been a resident of Marin County since 1969. He is Past President of the Salesian Boys’ and Girls’ Club, is President of the Nazareth House Retirement Home Advisory Board and an Advisory Board Member of the Marin History Museum Board. He has served on numerous other boards including United Way of the Bay Area, Ecumenical Association for Housing, San Rafael Rotary Club and Marin Tennis Club. In addition to Mr. Martino’s extensive banking career, which brings an in depth knowledge of operational matters, we believe that his executive leadership experience and his knowledge of the Company’s market area well qualifies him to serve on our Board.	78

Name and Relationship With Company	Position, Principal Occupation, Business Experience, Directorships and Qualifications	Age
William H. McDevitt, Jr. Director	Mr. McDevitt has been a Director since 2007 and has served on the Bank’s Asset/Liability Management Committee since 2009. He has also served on the Bank’s Wealth Management and Trust Services Committee from 2008 to 2009 and the Compensation Committee from 2007 to 2008. He is a Marin native and has been a resident of Petaluma since 1979. Mr. McDevitt began his career in the construction industry in 1971, and is currently president of McDevitt & McDevitt Construction Corp., which he founded in 1976. He also invests in leased commercial buildings. In 1987, Mr. McDevitt became a founding director of Bank of Petaluma and held that position until the Bank was sold in 2000. Mr. McDevitt currently serves on the Finance, Nominating, and Workforce Development Committees of North Coast Builders Exchange and is a past President. He has previously been active in the Petaluma Boys & Girls Club, Carousel Fund and the United Way Southern Sonoma. We believe that Mr. McDevitt’s strong business experience and relationships, his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board, and his extensive knowledge of the Company’s market areas, well qualifies him to serve on our Board.	58

Joel Sklar, MD Chairman of the Board	Dr. Sklar is Chairman of the Board of Bank of Marin and Bank of Marin Bancorp, having been appointed to the positions effective July 2007, and was last reelected by shareholders in 2010. He is a founding Director of Bank of Marin and has served on the Board since its inception in 1989. He has been a member of the Audit Committee since 1992 and served as Chair of the committee from 1997 through 2005. Dr. Sklar has also served as Chair of the Executive and Nominating and Governance Committees since 2007. He graduated cum laude with a Bachelor of Arts degree from Williams College in Williamstown, Massachusetts and received his medical degree from the University of California at San Diego. He trained in internal medicine at U.C. Medical Center in San Diego and in cardiology at the University of Colorado Health Sciences Center. Dr. Sklar is currently the Chief Medical Officer at Marin General Hospital and a cardiologist with Cardiovascular Associates of Marin and San Francisco. He is a director of Marin Hospitalist Medical Group and Marin Medical Practice Concepts, and is an Assistant Clinical Professor at the University of California at San Francisco. Dr. Sklar serves as a director of the California Film Institute. We believe that Dr. Sklar’s high level of understanding of the Company and the Board’s roles and responsibilities developed during his long tenure on the Company’s Board of Directors as well as his extensive leadership experience in the Marin medical community well qualifies him to serve as Chairman of the Board.	61

Brian M. Sobel Director	Mr. Sobel has been a Director since 2001 and has been a member of the Compensation Committee since 2003, serving as Chair since 2008, and a member of the Executive and Nominating Governance Committees since 2009. Since 1987, he has been the principal consultant of Sobel Communications of Petaluma, a media relations firm. Mr. Sobel spent ten years as a city council member in Petaluma. He has served as chair of the Sonoma County Transportation Authority, president of a nonprofit housing group, corporate officer and trustee of the Cedars Foundation of Ross, and president of the Petaluma Area Chamber of Commerce. Educated at San Francisco State University, he has authored two books and prior to 1987 worked for a major corporation as a writer, training consultant and video	56

Name and Relationship With Company	Position, Principal Occupation, Business Experience, Directorships and Qualifications	Age
	producer. He currently serves as a board member of the Golden Gate Bridge, Highway and Transportation District and is a governor’s appointee to the 4th Agricultural District Board of Directors. We believe that Mr. Sobel’s media relations experience and his extensive knowledge of the Company’s market area, particularly Sonoma County, well qualifies him to serve on our Board.

J. Dietrich Stroeh Director	Mr. Stroeh has been a Director since 1997 and has been a member of the Bank’s Asset/Liability Management Committee since 2001. He served as a member of the Audit Committee from 1997 to 1999. Mr. Stroeh is a partner in the consulting civil engineering firm of CSW/Stuber-Stroeh. He received his BS in Civil Engineering from the University of Nevada. Mr. Stoeh has served as General Manager of the Marin Municipal Water District and is a member-emeritus of the Marin County Economic Commission. He is currently a director of the Golden Gate Bridge and Transportation District, the College of Marin’s President’s Circle, Marin Conservation Corp. California Earthquake Authority, Marin County Flood Control Board, North Bay Conservation Corp., and Novato Building Code Enforcement. Mr. Stroeh is also active in other various community organizations. Mr. Stroeh is a native of Marin County and we believe that his extensive knowledge of the Company’s market area and his leadership experience well qualifies him to serve on our Board.	74

Jan I. Yanehiro Director	Ms. Yanehiro has been a Director since 2004 and has served as a member of the Audit Committee since 2009 and the Bank’s Wealth Management and Trust Services Committee since 2004. She also chaired the Bank’s Community Relations Committee from 2006 to 2008. Since 1980, Ms. Yanehiro has been President of Jan Yanehiro, Inc., a media and marketing strategic planning firm and currently serves as Director, School of Multi Media Communications, Academy of Art University, San Francisco. Ms. Yanehiro spent fourteen years as co-host of KPIX TV’s “Evening Magazine” program and has been active in entrepreneurial pursuits, including being a founding partner of Fair Advantage, which provides college and career guidance seminars for young women; and as a founding partner of Thriving Together, a business that seeks to inspire women in business, transition, family and finance. She received her degree in Journalism from the California State University, Fresno, and has co-authored three books. Ms. Yanehiro is a Board member for several organizations including: President’s Council of California State University, Fresno; Kristi Yamaguchi’s Always Dream Foundation; and, U.S.-Japan Council. Ms. Yanehiro is also an Advisory Board member of the Professional Business Women’s Conference. She has also served as a board member of the University of San Francisco Center for the Pacific Rim. We believe that Ms. Yanehiro’s leadership and entrepreneurial experience as well as her media and marketing expertise well qualifies her to serve on our Board.	63

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION

IN PROPOSAL ONE.

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Board of Directors in 2010.

Name	Fees earned and paid in Cash ($)(1)	Stock Awards ($)(1)	Option Awards ($)		All Other Compensation	Total ($)
Thomas M. Foster	20,000	20,000	77,191	(2)	0	117,191
Robert Heller	24,000	20,000	0		0	44,000
Norma J. Howard	20,000	20,000	0		0	40,000
Stuart D. Lum	26,000	20,000	0		0	46,000
Joseph D. Martino	26,000	20,000	0		0	46,000
William H. McDevitt Jr.	20,000	20,000	0		0	40,000
Joel Sklar, MD	39,000	20,000	0		0	59,000
Brian M. Sobel	24,000	20,000	0		0	44,000
J. Dietrich Stroeh	20,000	20,000	0		0	40,000
Jan I. Yanehiro	20,000	20,000	0		0	40,000

(1)	During 2010, each member of the Board who is not also an officer or employee of the Company received a director fee of $40,000; approximately $20,000 in Company stock and approximately $20,000 cash. Compensation for service for incumbent directors is paid semi-annually in arrears in July and January. The $20,000 stock based compensation to each director for service in 2010 was paid in Bank of Marin Bancorp common stock having that market value at time of issue, with fractional shares being paid in cash. The Chairs of the Executive, Compensation, and the Bank’s Wealth Management and Trust Services committees receive an additional annual cash payment of $4,000. The Chairs of the Audit and the Bank’s Asset/Liability Management committees receive an additional annual cash payment of $6,000. The Chairman of the Board receives an additional annual cash payment of $15,000. If a director retires from the Board before earned director compensation is paid, that individual receives payment in cash rather than in stock. The stock portion of the fees was awarded from the 2010 Director Stock Plan.

(2)	Each member of the Board who is not also an officer or employee of the Company is eligible for a one-time grant of a Non-Qualified Stock Option. The exercise price of all such options is equal to 100% of the fair market value of the Company’s common shares on the date of the grant. An option was granted to Director Foster in 2010. The fair value of the grant was determined at the time of the grant using the Black-Scholes valuation method. As of March 21, 2011, Mr. Foster had 10,051 options outstanding, of which 2,010 were exercisable at a price per share of $31.96.

CORPORATE GOVERNANCE

Director Independence

For the year 2010, each of the persons nominated for election as a director, except for Russell A. Colombo (the CEO and President of the Company) was “independent” within the meaning of Nasdaq’s listing rules.

Board Meetings and Committees

There were six (6) meetings of the Board of Directors of the Company during 2010. Each director standing for re-election to the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he/she served.

The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out this responsibility, the Board has delegated certain authority to several Company committees, the duties of which and membership at the end of 2010 were as follows:

Name of Director	Executive	Compensation	Audit	Nominating and Governance

Russell A. Colombo	X			(1)
Thomas M. Foster		X	X
Robert Heller		X
Norma J. Howard		X
Stuart D. Lum	X		C	X
Joseph D. Martino	X		X	X
Joel Sklar, MD	C		X	C
Brian M. Sobel	X	C		X
Jan I. Yanehiro			X

C = Chairman        X = Committee Member

(1) While Mr. Colombo is a member of the Committee and does participate in the recommendation process, he ultimately abstains from voting in the Committee on formal recommendations of director nominees to the board. Formal selection of director nominees is made solely by the independent members of the board after consideration of Committee recommendations. Non-independent directors are excused from this process.

Members of the Board of Directors also participate in monthly Bank of Marin Board meetings and various committees of Bank of Marin.

The Executive Committee, subject to the provisions of law and certain limits imposed by the Board of Directors, may exercise any of the powers and perform any of the duties of the Board of Directors. The Committee met twelve (12) times in 2010.

The Nominating and Governance Committee assists the Board in carrying out its duties and functions regarding corporate governance oversight and Board membership nominations. Subject to the standards required by applicable Nasdaq listing rules, the Committee is composed of no fewer than four independent directors. The Committee will consider suggestions or recommendations for Board membership received from shareholders. Shareholders who wish to make such suggestions or recommendations should forward their written suggestions to the Chairman of the Nominating & Governance Committee addressed to Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Boulevard, Suite 100, Novato, CA 94947. Whether a person is recommended for Board membership by a shareholder or by a director of the Company, the standards and qualifications to be considered for Board membership include local community involvement, sound reputation, and business or educational experience that will be beneficial to the Company. The Committee also considers each candidate’s contribution to the diversity of the Board including personal characteristics, education, experience and skills. While the Committee carefully considers diversity when evaluating director candidates, it has not adopted a formal diversity policy. At present, the Committee does not engage a third party to identify and evaluate potential Director candidates. All of the nominees approved by the Committee for election at the 2011 Annual Meeting were recommended by the Board. The Committee met eight (8) times in 2010.

The Compensation Committee, consisting of four independent members as defined in the Nasdaq listing rules, has primary responsibility for ensuring that compensation and benefits policies and programs for executive officers and the Board of Directors comply with applicable law and stock listing requirements, and are devised and maintained to provide and retain a high level of executive management and corporate governance competence. The Committee met nine (9) times in 2010.

The Audit Committee, consisting of five independent members as defined in the Nasdaq listing rules and Section 10A of the Securities Exchange Act of 1934, selects and recommends appointment of independent auditors, reviews and approves professional services performed by them and reviews the reports of their work together with regulatory agency examination reports. The Committee also reviews and approves the programs, work plan and reports of the Bank’s risk manager and internal auditor. Director Thomas M. Foster currently serves as the Company’s Audit Committee financial expert. The Committee met twelve (12) times in 2010.

The Executive, Compensation, Audit, and Nominating and Governance Committee charters are available on the Company’s website at www.bankofmarin.com under the “Investor Relations” tab.

Each current and nominated Board member is encouraged to attend the Annual Meeting of Shareholders. Nine of the eleven members of the Board attended the 2010 Annual Meeting.

Indebtedness and Other Transactions with Directors and Executive Officers

In accordance with the Nominating and Governance Committee Charter, the Nominating and Governance Committee is responsible for reviewing and acting upon all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest. Additionally, the Company’s Code of Ethical Conduct provides rules that restrict transactions with affiliated persons.

Prior to engaging in any related party transaction, a completed questionnaire describing the nature and structure of the transaction, along with any necessary supporting documentation, is submitted to the Nominating and Governance Committee. In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, the following:

•	Whether the terms of the transaction are fair to the Company;

•	Whether the transaction is material to the Company;

•	The importance of the related person to the transaction;

•	The role the related person has played in arranging the transaction;

•	The structure of the transaction; and,

•	The interests of all related persons in the transaction.

The Company will only enter into a related party transaction if the Nominating and Governance Committee determines that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company.

A related party transaction between Bank of Marin and McDevitt & McDevitt Construction Corp was approved by the Nominating and Governance Committee in February 2010 to perform tenant improvements, under the direction of Bank management, for the Bank’s new location of its Corte Madera branch. The transaction involved approximately $750,000 in construction related costs and overhead. The Company’s director, William H. McDevitt, Jr., is a 50% owner of McDevitt & McDevitt Construction Corp and realized revenue related to this construction project. The Board determined that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company. No waiver of the Company’s Code of Ethical Conduct was required in approving the transaction.

Additionally, the Company’s subsidiary, Bank of Marin, has had and expects to have banking transactions in the ordinary course of business with many of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2010 no loan to any director or executive officer of the Company (or their associates) has involved more than normal risk of collectability or presented other unfavorable features. All loans to directors or executive officers would be subject to the limitations prescribed by California Financial Code Section 3370, et seq. and by the Financial Institutions Regulatory and Interest Rate Control Act of 1978.

Board Leadership Structure

It is the role of the Nominating and Governance Committee to annually review, and when appropriate make recommendations to the Board of Directors concerning, board composition, structure, and functions. The Board has deemed it appropriate to have two separate individuals serve as Chairman of the Board and chief executive officer. According to the Company’s bylaws, the Chairman of the Board shall preside at meetings of the board of directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the board of directors. The bylaws further provide that the President of the Company will be the chief executive officer and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. As the oversight responsibilities of the Board of Directors grows, the Board believes it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President to focus his efforts on the day-to-day management of the Company. The Board does believe that it is important to have the President as a director. The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company. In addition to the Chairman, leadership is also provided through the respective chairs of the Board’s various committees.

Board’s Role in Risk Oversight

It is a fundamental part of the Board’s responsibility to understand the risks the Company faces and what steps management is taking to manage those risks. It is also important that the Board understands what level of risk is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s outside auditor. The Executive Committee fulfills its oversight responsibility with respect to compliance and operational risk, by working with the Company’s Risk Manager to understand regulatory and legislative issues and the Company’s projects and systems. In setting compensation, the Compensation Committee strives to create incentives that do not encourage excessive risk-taking beyond the Company’s ability to effectively identify and manage risk. The Bank’s Asset Liability Management Committee functions as a directors’ loan committee, focuses on credit and investment risks, and receives monthly reports from the chief credit officer and chief financial officer. Additionally the Board of Directors is provided physical and information security risk assessments by management on an annual basis.

EXECUTIVE COMPENSATION

Executive Officers

The Board has designated the following officers as executive officers of the Company and/or Bank of Marin: President and Chief Executive Officer, Chief Financial Officer, Director of Retail Banking, Chief Credit Officer and Corporate Secretary. At December 31, 2010 the incumbents to those offices were: Russell A. Colombo, Christina J. Cook, Peter Pelham, Kevin K. Coonan and Nancy R. Boatright, respectively. Following is information regarding the executive officers except for Mr. Colombo, who is a director nominee and whose information has been previously presented.

Christina J. Cook, 45, joined Bank of Marin in August 2004 as Executive Vice President and Chief Financial Officer. She began her financial career in 1986 with Coopers & Lybrand, San Francisco. Ms. Cook has twenty-one years of banking experience. Before joining Bank of Marin, she served as vice president and director of financial reporting for Citibank. Prior to her time with Citibank, she served as vice president, corporate planning and financial reporting for BankAmerica Corporation. Ms. Cook is a Certified Public Accountant.

Kevin K. Coonan, 62, joined Bank of Marin in November 2005 as Senior Vice President and Team Leader in the Bank’s credit management group. In March 2006 he was appointed Executive Vice President and Chief Credit Officer. Mr. Coonan has twenty-three years of banking experience including the positions of commercial lender and credit examination officer with Bank of America and senior credit officer with Comerica Bank. Immediately prior to joining Bank of Marin, he served as Senior Credit Administrator for California Bank and Trust covering northern California.

Peter Pelham, 54, joined Bank of Marin in 1994 as Manager of the Bank’s first branch in Novato. In 2005 he was named Senior Vice President and Branch Administrator and in April 2006 he was named Executive Vice President and Branch Executive. As of June 2009, Mr. Pelham assumed the position of Director of Retail Banking. Prior to joining Bank of Marin, he had sixteen years of banking experience, twelve of which were with Novato National Bank and Westamerica Bank in Marin County.

Nancy Rinaldi Boatright, 63, joined Bank of Marin in March 2002 as Vice President and Assistant Corporate Secretary. In July 2002 she was appointed Corporate Secretary and in August 2007 was named Senior Vice President. Ms. Boatright has over 40 years of community banking experience, and has served as a corporate secretary and human resources director during her career. Prior to joining Bank of Marin, she worked for Business Bank of California and Westamerica Bank in Marin County.

Compensation Discussion and Analysis

This section addresses the compensation programs, philosophy and objectives, of Bank of Marin Bancorp and its banking subsidiary, Bank of Marin (collectively, the “Company”), including the process for making compensation decisions, the role of management in the design of such programs, and its 2010 executive compensation components. This section also addresses the factors most relevant to understanding the Company’s compensation programs and what they are designed to reward, including the essential elements of compensation, the reasons for determining payment of each element of compensation, and how each compensation element fits into the Company’s overall compensation objectives and affects decisions regarding other compensation elements.

Executive Summary

The Compensation Committee of the Board of Directors establishes and administers the compensation and benefit programs for named executive officers. The Committee carefully considers the components of the executive compensation programs to attract and retain high quality named executive officers and to incent the behavior of named executive officers to create shareholder value. The Committee engages an independent consultant and considers the compensation programs of peer financial institutions to ensure that the Company’s compensation programs are competitive with market practices.

The Compensation Committee philosophy, practices and policies have been developed over a number of years and have not historically been subject to sweeping, material changes. This supports the Board of Director’s recommendation for a triennial advisory vote on the overall compensation of named executive officers. The advisory vote on executive compensation and the frequency of this vote is outlined in proposals two and three of this Proxy Statement. These proposals provide shareholders with an opportunity to communicate their views on the Company’s executive compensation program. While the results of these votes are non-binding, the Compensation Committee will carefully consider shareholder feedback when considering the compensation of named executive officers.

Philosophy

The Company’s executive compensation programs are designed to attract and retain high quality executive officers that are critical to its long-term success. The Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate goal of improving shareholder value without rewarding short-term risk-taking. To that end, the Committee engaged a national human resources consulting firm to conduct a review of the Company’s total compensation program for named executive officers. Each component of total compensation was compared against a regional peer group of 26 publicly traded financial institutions that are similar to the Company in asset size and performance. (See “Peer Group Review” section.)

The Committee’s compensation philosophy is to target base salaries at or above the median (50th percentile) and target total compensation (including annual incentives, long-term incentives, and benefits) between the 50th and 75th percentiles of the regional peer group. The Company believes paying total compensation between the 50th and 75th percentile for above-average performance is critical for attracting and retaining the qualified executive it needs to achieve its business objectives. Overall, compensation paid to Company executives is believed to be competitive with market practices.

Base compensation levels for named executive officers are established based on the officer’s roles and responsibilities and prior year compensation. Bonus and equity compensation are based on both corporate and/or individual performance objectives, which include asset and revenue growth, identification of strategic opportunities, and core earnings performance.

Process for Making Compensation Decisions

Role of the Executive Officers

Shortly following the conclusion of each calendar year, the Company’s Chief Executive Officer (the “CEO”), assisted by the Director of Human Resources, conducts an annual performance evaluation process for all named executive officers, other than for himself. As part of each annual performance evaluation, the CEO considers, among other key factors, i)the executive’s performance of job responsibilities and achievement of individual and/or departmental objectives and ii) management and leadership skills, such as effective communication, problem solving, business development and community involvement. In addition the executive’s contributions to the Company’s overall financial goals are indirectly considered.

Based on this evaluation, the CEO determines, for each of the named executive officers (other than himself), recommendations for salary adjustments, including merit increases, and annual incentive award amounts to be made to the Compensation Committee for its approval. The named executive officer’s incentive payment is determined by the Company’s financial performance relative to that year’s financial performance goal and individual performance goals. The Compensation Committee reviews the CEO’s recommendations and can modify a recommended amount in its discretion. In addition, recommendations by management for the grant of stock awards to named executive officers under the Company’s equity compensation plan are submitted to the Compensation Committee for approval to assure the Committee considers the other elements of proposed compensation.

Role of the Compensation Committee

The Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to other executive officers. The Compensation Committee is also responsible for the review and approval of corporate goals and objectives relevant to the compensation, including the incentive award, of the Company’s CEO, to evaluate the performance of the CEO in light of the goals and objectives and to determine and approve the CEO’s compensation levels based on this evaluation. Additionally, the Compensation Committee reviews compensation levels for members of the Company’s executive management group including the approval of the CEO’s recommendations on annual bonuses and salary increases for named executive officers.

The Compensation Committee also periodically reviews the compensation levels of the Board of Directors. In its review, the Compensation Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate to the amount of work required both from the individual directors as well as from the Board in the aggregate.

To achieve these goals and objectives, the Compensation Committee expects to maintain compensation plans that create an executive compensation program that is set at competitive levels of comparable public financial services institutions with comparable performance.

The Compensation Committee has followed certain fundamental objectives to ensure the effectiveness of the Company’s compensation strategy. These objectives include the following:

1.	Internal and external fairness. The Compensation Committee recognizes the importance of perceived fairness both internally and externally of compensation practices. The Compensation Committee has evaluated the overall economic impact of the Company’s compensation practices and, when deemed necessary, has consulted with independent outside advisors in the evaluation of contractual obligations and compensation levels.

2.	Performance-based incentives. The Company has established financial incentives for executives who meet certain objectives, which thereby assist the Company in meeting its long-term growth and financial goals.

3.	Shareholder value and long-term incentives. The Compensation Committee believes that the long-term success of the Company and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives. The Company’s compensation strategy encourages equity-based compensation to align the interests of management and shareholders.

4.	Full disclosure. The Compensation Committee seeks to provide full disclosure to the independent members of the Board of Directors of the Company of the compensation practices and issues to ensure that all directors understand the implications of the Committee’s decisions.

The Compensation Committee has reviewed the compensation practices of peers and considered management’s individual efforts for the benefit of the Company, as well as reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of executives. The Compensation Committee takes into account the performance of the executives as well as their longevity with the Company and recognizes that the competition among financial institutions for attracting and retaining executives has become more intense in the past few years. The Compensation Committee takes such market considerations into account to ensure that the Company is providing appropriate long-term incentives to enable it to continue to attract new executives and to retain the ones it already employs. General economic conditions and the past practice of the Company are also factors that are considered by the Compensation Committee. The Compensation Committee has established various processes to assist in ensuring that the Company’s compensation program is achieving its objectives. Among these are:

•

Assessment of Company Performance. In establishing total compensation ranges, the Compensation Committee uses company performance measures, including asset growth, earnings per share, return on assets, and return on equity in two ways:

•	to gauge generally the overall Company performance relative to peer companies and,

•	to gauge generally the overall Company performance against the Company’s own strategic objectives.

However, these are not specific performance targets; this subjective view of general Company performance is then utilized as one element in determining overall compensation ranges.

•

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the CEO and the other executive officers. For the executive officers, the Committee receives a performance assessment and compensation recommendation from the CEO, other than for himself, and also exercises its judgment based on the Board’s interactions with its executive officers. As with the CEO, the performance evaluation of these executives is based on his or her contribution to the Company’s performance, and other leadership accomplishments.

•

Total Compensation Review. The Compensation Committee reviews each executive’s base pay, bonus and equity incentives annually. In addition to these primary compensation elements, the Committee reviews the perquisites and other compensation and payments that would be required under various severance and change-in-control scenarios. Following the 2010 review, the Committee determined that these elements of compensation were reasonable in the aggregate.

Compensation Consultants

Amalfi Consulting, now McLagan, served as the Compensation Committee’s independent compensation consultant. Amalfi Consulting reports directly to the Compensation Committee and does not provide services to, or on behalf of, any other part of the Company’s business. Major services provided by Amalfi Consulting included: (1) assisting in the development of the Bank’s peer group; (2) evaluating executive officer compensation to like positions in the peer group, providing analysis on the data, and recommending compensation elements, including overall compensation philosophy, base salary, annual incentive compensation, long-term incentives, and perquisites; (3) providing peer data analysis for director compensation; and (4) providing regulatory updates. Other than as described herein, the Bank did not give any specific direction to the compensation consultant about the peer group or the results reported.

Peer Group Review and Market Study

When reviewing compensation components for the named executive officers and directors, the Compensation Committee considers the compensation practices of specific peer companies whose asset size and geography are comparable to the Company. In selecting the peer group to be considered in setting 2010 compensation, the Compensation Committee considered other banks with assets from $500 million to $2.1 billion located in California, Oregon and Washington.

The Compensation Committee approved the following specific peer group of 26 publicly-traded financial institutions for purposes of setting 2010 compensation:

• TriCo Bancshares	• Farmers & Merchants Bancorp
• Cascade Financial Corporation	• Heritage Commerce Corp
• PremierWest Bancorp	• Sierra Bancorp
• First California Financial Group	• Pacific Mercantile Bancorp
• Pacific Continental Corporation	• Bridge Capital Holdings
• Heritage Financial Corporation	• San Joaquin Bancorp
• Washington Banking Company	• North Valley Bancorp
• Heritage Oaks Bancorp	• Bank of Commerce Holdings
• United Security Bancshares	• Central Valley Community Bancorp
• Pacific Premier Bancorp, Inc.	• Tamalpais Bancorp
• First Northern Community Bancorp	• FNB Bancorp
• Pacific Financial Corporation	• Community Valley Bancorp
• American River Bankshares	• Oak Valley Bancorp

The Compensation Committee engaged Amalfi Consulting to assist in the development of the Bank’s peer group, evaluate executive officer compensation to like positions in these peers groups, provide analysis on the data and recommend compensation elements, including overall compensation philosophy, base salary, annual incentive compensation, long-term incentives, and perquisites.

Executive Compensation Components

For the fiscal year ended December 31, 2010, the principal components of compensation for named executive officers were i) base salary, ii) performance-based bonuses, iii) equity incentives and iv) perquisites and other benefits. The Company’s policies and practices for each of the principal compensation components are explained in the following paragraphs.

Base Salary

Base salary is established based on market data and is adjusted based on individual performance and experience. The Committee targets total cash compensation to be within 15% of the median for the peer group.

Performance-Based Incentives

Performance-based incentives for named executive officers are based on the overall performance of the Company and on individual goals specific to the executive’s area of responsibility. The Company performance goals are based on deposits, loans, net income, return on equity and the efficiency ratio.

Overall Company performance comprises at least 50% of the named executive officers’ bonus potential, with the remaining percentage based on achievement of individual goals. To date, the metrics used in the Company goals have remained constant and, as stated below, include net income, the efficiency ratio, return on equity, deposit growth, and loan growth.

The specific goal for each of these metrics is revised each year, and each metric is given its own specific weighting in the determination of the overall bonus. The metrics are derived from the Company’s annual budgeting process and are weighted based on the Company’s particular focus and relative importance for that year. For 2010 the specific Company goals and relative weights of each metric were:

Category	Weight	2010 Goal
Net Income	30%	$13,306,000
Efficiency Ratio	20%	56.04%
Return on Equity	20%	11.54%
Annual Deposit Growth	15%	$50,861,265
Annual Loan Growth	15%	$45,710,857

Individual employee goals, which determine the remaining percent bonus potential, are either qualitative/subjective in nature without quantitative targets, or are based on one of the five metrics above to give that particular metric more weight in the total bonus for a particular executive. The use of specific performance targets in compensating executive officers is limited to bonus compensation and equity compensation grants.

In 2010 the Company’s Compensation Committee approved the “Bank of Marin Individual Incentive Plan.” The purpose of the plan is to provide a more structured approach to short term pay for performance and incorporates the provisions and philosophy discussed in the preceding paragraphs of this section.

The plan is prospective in design with the utilization of a defined payout formula that is based upon the achievement of a combination of pre-determined Company, department and/or individual performance criteria. The plan further details provisions related to participation and eligibility, award opportunities at minimum, target and maximum performance measures and responsibilities for the administration of the plan. The plan also includes new provisions for minimum performance for plan funding (plan gate) and a clawback policy. The plan was filed as an exhibit to the Company’s 8-K filed with the Securities and Exchange Commission on October 21, 2010.

Equity Incentives

The purposes of equity awards are to allow executives to share in the growth and prosperity of the Company, to retain executives over the long term and to maintain competitive levels of total compensation. Equity incentives for executives must be approved by the Committee.

The 2007 Equity Plan allows the Company to offer multiple equity vehicles as incentives, including options, unrestricted stock, restricted stock, and stock appreciation rights. Executives may be awarded a blend of equity incentives.

Award levels are based upon market and the executive’s level of responsibility and influence on the performance of the Company. Executives are granted stock options and/or restricted stock upon hire and annually thereafter, based on performance. The option and restricted stock price is based on the fair market value on the effective date of the grant. Grants are made at regularly scheduled Committee meetings.

Perquisites and Other Benefits

Consistent with the Company’s compensation objectives, named executive officers are provided perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and which keep the Company competitive in the marketplace. The Company periodically reviews the level of perquisites and other benefits provided to the named executive officers for suitability with the program objectives.

The Company is competitive with market practices by providing medical, dental, vision and life insurance, a 401(k) employer matching contribution up to $4,000, an ESOP, an Employee Stock Purchase Plan (the “ESPP”), and a deferred compensation plan for its executives.

Annually, the Company may make discretionary contributions of shares of common stock to the ESOP. The decision normally is based on the Company’s financial performance and condition. The purposes of the ESOP are to include all eligible employees in the ownership of the Company, to provide them with compensation that is free from current income tax and to accumulate benefits for retirement. Stock is awarded as a percentage of eligible salary. Executives receive the same percentage as all other employees, up to the IRS limits.

Deferred Compensation Plan

The Company also sponsors an unsecured non-qualified plan known as the Deferred Compensation Plan, which allows named executive officers and certain other highly compensated employees to defer all or a portion of their base salary and/or bonus. Balances in the plan receive earnings all of which are described in the “Nonqualified Deferred Compensation” table of this Proxy Statement. Other than earnings accruals, all credits to the Deferred Compensation Plan represent a named executive officer’s compensation previously earned and deferred; the Company does not provide any matching or similar credits. The plan was designed to allow named executive officers to defer some of their current income to help them with tax planning, and to assist the Company in attracting and retaining top executives by providing retirement benefits that are competitive within the Company’s peer group.

Employment and Change in Control Agreements

The Company provides named executive officers and other senior officers with agreements that provide for certain specified benefits upon a change in control of the Company. These agreements are very useful tools that help the Company retain its key employees, including the named executive officers, by providing those executives some certainty in compensation in the event the Company was to be sold, and also helps ensure the Company will have the benefit of their services through the pendency of any merger. Such agreements are particularly necessary in an industry, such as ours, where there has been considerable consolidation over the last ten years. Detailed information about these agreements, including a description of payout amounts under a hypothetical change in control of the Company as of the last business day of 2010 is included in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

Compensation Risk Assessment

In determining the level of risk arising from the Company’s compensation policies and practices, a thorough review and risk assessment evaluation of the Company’s compensation plans for all employees as well as the overall compensation philosophy was conducted. The Compensation Committee evaluated the form and mix of compensation, controls and process, and the Company’s business strategies.

The Compensation Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Submitted by the Compensation Committee of the Board:

Brian M. Sobel, Chair

Thomas M. Foster

Robert Heller

Norma J. Howard

Summary Compensation Table

The following table sets forth summary compensation information for the president and chief executive officer, chief financial officer and each of the other three most highly compensated named executive officers as of the end of the last fiscal year. Bonus amounts were earned in the year shown and paid in the first quarter of the following year.

Name	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Other ($)(2)	Total ($)
Russell A. Colombo	2010	300,000	175,000	44,370	39,720	74,279	633,369
President & CEO	2009	289,467	135,000	53,100	51,175	65,854	594,596
	2008	278,990	124,000	40,484	35,937	89,836	569,247

Christina J. Cook	2010	180,846	66,000	17,255	16,550	23,594	304,245
EVP & CFO	2009	175,579	58,000	21,240	20,025	19,853	294,697
	2008	169,224	50,000	16,054	14,375	19,693	269,346

Kevin K. Coonan	2010	175,579	70,000	17,255	16,550	25,773	305,157
EVP & CCO	2009	170,465	61,000	21,240	20,025	20,937	293,667
	2008	164,295	58,000	16,054	14,375	21,688	274,412

Peter Pelham	2010	174,518	65,000	17,255	16,550	34,597	307,920
EVP & Director of Retail Banking	2009	169,435	55,000	21,240	20,025	29,092	294,792
	2008	158,375	45,000	16,054	14,375	31,961	265,765

Elizabeth Reizman	2010	145,000	40,000	6,902	9,102	19,556	220,560
SVP & Commercial Banking Manager	2009	130,000	38,500	3,717	11,125	15,858	199,200
	2008	121,264	33,954	2,792	7,187	17,465	182,662

(1)	The Black-Scholes pricing model was used to derive the fair value of the option awards. The assumptions used in valuing the grants in 2010 are presented following the table “Grants of Plan Based Awards.”

(2)	Each of the above named executive officers received less than $10,000 of aggregate perquisites and personal benefits, except Mr. Colombo who received a car allowance of $9,600 and annual country club membership dues of $9,414. The “Other” column also includes matching contributions to the 401(k) Plan, profit sharing contributions to the Employee Stock Ownership Plan, imputed income on life insurance paid by the Company, imputed income on long term care insurance paid by the Company, dividends paid on unvested restricted stock and interest paid on the Deferred Compensation Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information as of December 31, 2010 with respect to equity compensation plans. All plans have been approved by the shareholders.

	(A)		(B)	(C)
	Shares to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Shares available for future issuance (Excluding shares in column A)
Equity compensation plans approved by shareholders	317,804	(1)	29.27	499,584

(1)	Represents shares of common stock issuable upon exercise of outstanding options under the 1999 Stock Option Plan, the 2007 Equity Plan and the 2010 Director Stock Plan.

The Bank of Marin 1999 Stock Option Plan (the “1999 Plan”) was adopted by the Board of Directors and approved by the Bank’s shareholders in 1999, and subsequently adopted by Bank of Marin Bancorp in 2007. The 1999 Plan was replaced by the 2007 Equity Plan (the “2007 Plan”), which was adopted by the Board of Directors and approved by the shareholders in 2007. No options have been granted from the 1999 Plan since April 2007. The following three tables set forth certain information regarding restricted stock awards and options granted under the 2007 Plan to individuals who were named executive officers of the Company at December 31, 2010.

Grants of Plan-Based Awards

Name	Grant Date	Stock Awards: Number of Shares of Stock (#)	Option Awards: Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Russell A. Colombo	4/01/2010	—	4,500	33.10	44,370
	4/01/2010	1,200	—	—	39,720

Christina J. Cook	4/01/2010	—	1,750	33.10	17,255
	4/01/2010	500	—	—	16,550

Kevin K. Coonan	4/01/2010	—	1,750	33.10	17,255
	4/01/2010	500	—	—	16,550

Peter Pelham	4/01/2010	—	1,750	33.10	17,255
	4/01/2010	500	—	—	16,550

Elizabeth Reizman	4/01/2010	—	700	33.10	6,902
	4/01/2010	275	—	—	9,102

(1)	The Black-Scholes pricing model was used to derive the fair value of the option awards. The per share option value of $9.86 was derived for awards granted on April 1, 2010 using the assumptions of 3.32% for risk-free rate of return, 1.81% for dividend yield, 29.21% for volatility and 7.0 years for expected life. The grant-date fair value of the restricted stock awards was $33.10, which was the intrinsic value, or stock price, on the grant date.

Outstanding Equity Awards at Fiscal Year End December 31, 2010

	Option Awards					Stock Awards
Name	Securities Underlying Exercisable Options (#)	Securities Underlying Unexercisable Options (#)		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares of Stock Not Vested (#)(2)	Market Value of Shares of Stock Not Vested ($)(3)
Russell A. Colombo	24,807	0		26.0923	3/23/2014	5/01/2008	750	26,250
	6,615	0		33.3333	4/01/2015	4/01/2009	1,840	64,400
	6,000	1,500	(1)	34.5000	5/01/2016	4/01/2010	1,200	42,000
	8,000	2,000	(1)	33.2000	7/13/2016	—	—	—
	3,600	2,400	(1)	35.1800	5/01/2017	—	—	—
	2,320	3,480	(1)	28.7500	5/01/2018	—	—	—
	2,000	8,000	(1)	22.2500	4/01/2019	—	—	—
	0	4,500	(1)	33.1000	4/01/2020	—	—	—

Christina J. Cook	5,292	0		28.3810	8/11/2014	5/01/2008	300	10,500
	5,513	0		33.3333	4/01/2015	4/01/2009	720	25,200
	1,200	300	(1)	34.5000	5/01/2016	4/01/2010	500	17,500
	1,800	1,200	(1)	35.1800	5/01/2017	—	—	—
	920	1380	(1)	28.7500	5/01/2018	—	—	—
	800	3,200	(1)	22.2500	4/01/2019	—	—	—
	0	1,750	(1)	33.1000	4/01/2020	—	—	—

Kevin K. Coonan	10,500	0		32.2381	12/13/2015	5/01/2008	300	10,500
	2,400	1,600	(1)	35.1800	5/01/2017	4/01/2009	720	25,200
	920	1,380	(1)	28.7500	5/01/2018	4/01/2010	500	17,500
	800	3,200	(1)	22.2500	4/01/2019	—	—	—
	0	1,750	(1)	33.1000	4/01/2020	—	—	—

Peter Pelham	729	0		12.2752	3/14/2011	5/01/2008	300	10,500
	2,735	0		14.4522	4/01/2012	4/01/2009	720	25,200
	1,737	0		17.2019	4/01/2013	4/01/2010	500	17,500
	1,654	0		25.3848	4/01/2014	—	—	—
	4,000	1,000	(1)	34.5000	5/01/2016	—	—	—
	2,400	1,600	(1)	35.1800	5/01/2017	—	—	—
	920	1,380	(1)	28.7500	5/01/2018	—	—	—
	800	3,200	(1)	22.2500	4/01/2019	—	—	—
	0	1,750	(1)	33.1000	4/01/2020	—	—	—

Elizabeth Reizman	2,735	0		14.4522	4/01/2012	5/01/2008	150	5,250
	1,737	0		17.2019	4/01/2013	4/01/2009	400	14,000
	2,481	0		25.3848	4/01/2014	4/01/2010	275	9,625
	2,756	0		33.3333	4/01/2015	—	—	—
	1,600	400	(1)	34.5000	5/01/2016	—	—	—
	900	600	(1)	35.1800	5/01/2017	—	—	—
	160	240	(1)	28.7500	5/01/2018	—	—	—
	140	560	(1)	22.2500	4/01/2019	—	—	—
	0	700	(1)	33.1000	4/01/2020	—	—	—

(1)	The stock option award vests 20% per year beginning on the first anniversary of the grant date.

(2)	The restricted stock awards vest in five equal increments on the first five anniversaries of the grant date and pay dividend equivalents.

(3)	The market value of the restricted stock awards that have not vested was determined by multiplying the closing market price of the Company’s Common stock on December 31, 2010 ($35.00) by the number of restricted shares.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Russell A. Colombo	—	—	250	8,380
	—	—	460	15,226

Christina J. Cook	—	—	100	3,352
	—	—	180	5,958

Kevin K. Coonan	—	—	100	3,352
	—	—	180	5,958

Peter Pelham	1,000	19,644	100	3,352
	—	—	180	5,958

Elizabeth Reizman	4,020	91,886	50	1,676
	2,873	66,696	100	3,310

(1)	The value realized on exercise is the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the options multiplied by the number of shares acquired on exercise.

(2)	The value realized on vesting is the closing price of the Company’s Common Stock on the date of vesting multiplied by the number of shares vested.

Nonqualified Deferred Compensation for 2010

This plan is intended for a select group of employees of the Company who are in the highest salary band. Employees can defer up to 80% of base salary and up to 100% of bonus compensation into the plan. These are considered irrevocable elections and stay in place for the entire calendar year. The Company does not make any employer contributions to this plan, and employees are always 100% vested in their contributions.

Named executive officers also make an election for distributions from the plan at termination.

Name	Executive Contributions in Last FY ($)(1)	Registrants Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Russell A. Colombo	101,893	—	31,029	—	1,010,125
Christina J. Cook	—	—	—	—	—
Peter Pelham	45,424	—	6,367	—	213,096
Kevin K. Coonan	—	—	—	—	—
Elizabeth Reizman	7,700	—	2,024	—	64,599

(1)	These amounts reflect a portion of each executive’s 2010 compensation, which is fully disclosed in the Summary Compensation Table of this proxy statement.

(2)	These amounts reflect a portion of each executive’s compensation previously reported in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

Set forth below is a description of the plans and agreements that could result in potential payments to the named executive officers in the case of their termination of employment and/or a change in control.

Change in Control Agreements

Each named executive officer has signed a Change in Control Agreement. The circumstances that would trigger payment(s) or the provision of other benefits, including perquisites and health care benefits under the Change in

Control Agreement are: i) a Change in Control (defined in accordance with Section 409A of the Internal Revenue Code) followed by, ii) the occurrence within one year after the Change in Control of a subsequent “Good Reason,” including:

•

Without the executive’s express written consent, an adverse change in executive’s position or title, the assignment to the executive of any duties or responsibilities inconsistent with the executive’s position or removal of the executive from or any failure to re-elect the executive to any of such positions;

•	A reduction of the executive’s base salary;

•	A 20% or greater reduction in non-salary benefits;

•	Failure of the Company to obtain the assumption of the change in control agreement by any successor; or

•	Requirement by the Company that the executive be based anywhere other than within 40 miles of the current location in Novato, California.

In the event of a change in control, unvested options immediately vest, and the Company shall pay to executive as severance pay (and without regard to the provisions of any benefit plan) in a lump sum on the fifth day following the date of termination, the average salary of the executive for the last three full years of service multiplied by executive’s Seniority Factor (CEO 2.25 times; EVP 1.50 times; Other Named Executive SVP 1.00 times); the executive’s annual bonus for the previous year; and, the executive’s health premiums under COBRA for 18 months and Dental/Vision premiums under COBRA for 12 months.

The table below quantifies the estimated payments and benefits that would be provided to our named executive officers in connection with the termination of his or her employment under the provisions of the Change in Control Agreements.

In all cases, the information assumes that the triggering event occurred on the last day of fiscal year 2010, and the price per share of the Company’s common stock is the closing market price as of that date (which was $35.00).

Named Executive	Value of Salary Component ($)	Value of Bonus Component ($)	Value of Benefits COBRA ($)	Incremental Market Value of Accelerated Restricted Stock Awards ($)	Incremental Market Value of Accelerated Stock Option Awards (1)($)
Russell A. Colombo	652,877	135,000	20,058	132,650	681,800
Christina J. Cook	263,445	58,000	—	53,200	232,050
Kevin K. Coonan	255,772	61,000	29,444	53,200	221,550
Peter Pelham	254,226	55,000	12,518	53,200	256,550
Elizabeth Reizman	132,088	38,500	36,227	28,875	66,500

(1)	Includes unvested, in-the-money stock option awards as of December 31, 2010.

Termination/Retirement/Disability/Death

•

Termination - Vested options may be exercised within 90 days of termination. Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections.

•

Retirement - Vested options may be exercised within 90 days of separation. Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections.

•

Disability - Vested options shall remain exercisable for a 12-month period, commencing with the date of such cessation of employment status. Deferred compensation account balances will be distributed six months after separation, following executive’s distribution elections.

•

Death - Vested options shall remain exercisable upon the earlier of (a) expiration of the 12-month period measured from the date of executive’s death or (b) the expiration date of the option term. Deferred compensation account balances will be distributed six months after executive’s death, following the executive’s distribution elections. Benefits of 1.5 times executive’s salary (at the time of death) will be payable to the beneficiary of record.

Employment Contracts

There are no employment contracts between the Company or the Bank and their executive officers except Bank of Marin Bancorp has an employment agreement with Russell A. Colombo, its President and Chief Executive Officer. The agreement has a two-year term commencing on December 1, 2008, and renews annually on December 1st of each year unless a party gives written notice to the other within certain time periods. The agreement establishes a base salary of $281,036 and allows for an increase annually. As of December 31, 2010 the base salary was $300,000 The agreement also provides the potential to earn an annual incentive payment of up to fifty percent (50%) of executive’s salary, participation in the Company’s reimbursement policy and participation in the Company’s benefit plans that are available to senior executives and employees generally. The agreement also provides for payment of an automobile allowance of $800 per month, a reimbursement for monthly membership dues for the Marin Country Club, and reimbursement for necessary air travel expenses for Russell A. Colombo’s spouse up to a maximum of $2,000 per year. If the agreement were terminated without cause, Mr. Colombo would receive severance pay equal to one year’s annual base salary in effect at the date of termination plus eighteen months’ COBRA payments for health premiums and dental/vision premiums.

Employee Stock Ownership Plan and 401(k) Plan

An employee becomes a participant in the 401(k) Plan as of the first day of the quarter following the date on which he/she attains age 18 and has completed 90 days of employment. A participant may elect to defer a portion of his/her salary, not to exceed limitations set by the IRS, into the plan. Distributions from the 401(k) Plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted hardships. As determined by the Board of Directors, the Company may make discretionary matching contributions to the 401(k) Plan. In 2010 and 2009 the Company made matching contributions of $332 thousand and $338 thousand, respectively.

An employee becomes a participant in the ESOP as of the first day of the quarter following the date on which he/she attains age 18 and has completed 90 days of employment. A participant will have a nonforfeitable right to 100% of his/her ESOP account balance upon disability or on his/her normal retirement date or completion of at least five years of service, whichever is later. Distributions from the plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted diversification. The Company’s contributions of $898 thousand in 2010 and $750 thousand in 2009 were used to purchase shares of Company stock for the ESOP.

Discretionary Bonus

Bank of Marin has discretionary bonus programs for the Bank’s executive officers, and for the non-executive officers and staff. Contributions by the Bank to both programs are based upon the Bank’s achievement of specified levels of financial performance as determined by the Board of Directors. In 2010 the Bank expensed $1,367,277 for these programs, and bonus payments were made in the first quarter of 2011.

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

As of December 31, 2010 and based upon filings with the Securities and Exchange Commission, The Banc Funds Co. LLC reported holding 462,311 shares, which represented 8.74% of Bank of Marin Bancorp shares then outstanding and BlackRock Inc. reported holding 365,765 shares, which represented 6.91% of Bank of Marin Bancorp shares then outstanding. The foregoing were the only two persons known to the Company to own beneficially more than 5% of the Company’s common stock.

The following table sets forth, as of March 21, 2011, the number of shares of the Company’s common stock which may be deemed to be beneficially owned by (i) each of the directors, (ii) each executive officer as previously defined, and (iii) all directors and executive officers as a group, and the percentage of the outstanding common stock beneficially owned by such persons.

	Amount and Nature of Beneficial Ownership
Name and Address*	Sole Voting & Investment Power		Shared Voting & Investment Power		Option to acquire within sixty days of March 21, 2011	Total	Percent of Common Stock
Russell A. Colombo	6,703		4,275	(1)	59,602	70,580	1.33%
Thomas M. Foster	0		2,695	(2)	2,010	4,705	0.09%
Robert Heller	1,213		3,760	(2)	10,051	15,024	0.28%
Norma J. Howard	0		12,886	(2)	0	12,886	0.24%
Stuart D. Lum	0		23,956	(2)	0	23,956	0.45%
Joseph D. Martino	0		14,597	(2)	0	14,597	0.28%
William H. McDevitt, Jr.	3,150	(3)	2,497	(4)	6,030	11,677	0.22%
Joel Sklar, MD	0		53,343	(2)	0	53,343	1.01%
Brian M. Sobel	7,482		0		0	7,482	0.14%
J. Dietrich Stroeh	16,720		0		0	16,720	0.32%
Jan I. Yanehiro	3,177		0		10,051	13,228	0.25%
Nancy R. Boatright	895		2,548	(1)	4,504	7,947	0.15%
Christina J. Cook	2,052	(5)	3,554	(1)	18,035	23,641	0.45%
Kevin K. Coonan	2,814		2,652	(1)	17,030	22,496	0.42%
Peter Pelham	3,657		8,824	(6)	16,656	29,137	0.55%
All directors and executive officers as a group (15 persons)						327,419	6.17%

*	The address of all persons listed is 504 Redwood Boulevard, Suite 100, Novato, CA 94947

(1)	Shares held in Employee Stock Ownership Plan.

(2)	Shares held in a trust as to which the beneficial owner is co-trustee with shared voting and investment power.

(3)	Shares held in Mr. McDevitt’s IRA.

(4)	Shares held in community property as to which Mr. McDevitt is co-owner with shared voting and investment power.

(5)	Includes 151 shares held in trust under the California Uniform Gift to Minors Act for which Ms. Cook is custodian.

(6)	Includes 7,360 shares held in Employee Stock Ownership Plan and 1,464 shares held in the Company’s 401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock of the Company. Directors, officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its directors, officers, and 10% shareholders have been met on a timely basis, with the exception noted below.

•

A Form 5 report was filed for J. Dietrich Stroeh on February 9, 2011 to report the transfer of shares to a bypass trust on March 10, 2010 and the sale of 3000 shares of common stock from the bypass trust on July 16, 2010.

PROPOSAL NUMBER 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities and Exchange Act of 1934, the Company seeks a non-binding advisory vote from shareholders to approve the compensation of the named executive officers, as described in detail under the Executive Compensation section of this proxy statement.

As discussed in the Compensation Discussion and Analysis, the Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals. The Company believes that this philosophy aligns the interests of executive officers with those of the shareholders by rewarding performance above established goals.

The Company’s compensation programs are designed to attract and retain high quality executive officers that are critical to long term success. There are four components to the compensation of named executive officers:

•	Base salary, which is established based on market data and adjusted on individual performance and experience.
•	Performance-based incentives, which are based on the overall performance of the Company and on individual goals specific to the executive’s area of responsibility.
•	Equity incentives, which allow the executives to share in the growth and prosperity of the Company.
•	Perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and will keep the Company competitive in the marketplace.

This proposal gives you as a shareholder of the Company the opportunity to approve on a non-binding advisory basis the Company’s overall executive compensation of the named executive officers as disclosed in this proxy statement. Accordingly, you may vote on the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

The Board of Directors and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THE PROXY STATEMENT.

PROPOSAL NUMBER 3:

ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

In accordance with Section 14A of the Securities and Exchange Act of 1934, the Company also seeks a non-binding advisory vote from shareholders to approve the frequency of holding the advisory vote on executive compensation as described in Proposal 2. As a shareholder of the Company, you may express your view on whether the advisory vote on executive compensation should be held every one, two, or three years, or you may abstain.

The Board of Directors recommends that this non-binding advisory vote to approve named executive officer compensation occur every three years. This recommendation is based on the Company’s view that its executive compensation is already aligned with the interests of the shareholders, is within peer group parameters, and does not change significantly year over year.

The proxy card provides shareholders with four options for this proposal, including holding the vote every one, two or three years, or the option to abstain. Although this advisory vote is non-binding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. This frequency vote will be held at the 2011 Annual meeting and at least every three years, thereafter. Shareholders who have concerns about executive compensation during the interval between advisory votes are welcome to bring their specific concerns to the attention of the Board of Directors. Please refer to “Other Matters – Shareholder Communication” in this proxy statement for information about communicating with the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF EVERY THREE YEARS FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NUMBER 4:

INDEPENDENT AUDITORS

The firm of Moss Adams LLP, independent auditors, has been selected by the Audit Committee of the Board of Directors to perform audit services for the Company and its subsidiary, Bank of Marin, for 2011 and such selection has been approved by resolution of the Board of Directors. The shareholders are hereby asked to ratify the selection of Moss Adams LLP. It is anticipated that a member of that firm will be present at the Annual Meeting. That representative is not expected to make a statement but will be available to answer any questions.

During the two most recent fiscal years there were no disagreements between the Company and its principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the principal accountant’s satisfaction, would have caused the principal accountant to make reference to the subject matter of the disagreement in connection with its reports.

The audit reports on the financial statements of Bank of Marin Bancorp and subsidiary as of and for the fiscal years ended December 31, 2010, 2009 and 2008 were issued by Moss Adams LLP and did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Following are disclosures regarding the fees billed by Moss Adams LLP during 2009 and 2010. It is the policy of the Audit Committee that all engagements for auditing services, and non-audit services be preapproved by the Audit Committee. The preapproval includes a review of the services to be undertaken and the estimated fees that will be incurred. The Audit Committee has considered whether the provision of non-audit services by Moss Adams LLP is compatible with maintaining auditor independence.

Audit Fees

The aggregate fees billed for professional services in the fiscal year 2010 and 2009 by Moss Adams LLP for the audit of the annual financial statements, review of the quarterly financial statements and work related to compliance with the Sarbanes-Oxley Act of 2002 were $262,158 and $268,666, respectively.

Audit-Related Fees

There were no audit-related fees in 2010. There were $8,876 in audit-related fees in 2009 related to consents provided by Moss Adams LLP for the use of the 2008 audit report in various S-3 filings.

Tax Fees

The Company does not engage Moss Adams LLP to perform tax-related services.

All Other Fees

There were no other fees in 2010. There were $3,009 other fees billed by Moss Adams LLP in 2009.

Preapproval of Services by Principal Accountant

The Audit Committee will consider annually and, if appropriate, approve audit services by its principal accountant. In addition, the Audit Committee will consider and, if appropriate, preapprove certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements.

The approval of a majority of the shares represented at the Annual Meeting is required to ratify the selection of Moss Adams LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of five members of the Board of Directors, each of whom is independent under the Nasdaq listing standards, SEC rules and regulations applicable to audit committees. The Board of Directors has adopted, and annually reviews, an Audit Committee charter, available on the Company’s investor relations website at www.bankofmarin.com. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.

In performing its functions, the Audit Committee met twelve (12) times during the year and regularly met in executive session without Bank management. It acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States of America and on the Company’s internal control over financial reporting and compliance. In addition, the committee engages outside consultants who advise it on internal control and credit quality matters. It also maintains a process for handling employee complaints regarding accounting procedures and internal controls.

The Audit Committee has reviewed and discussed the Company’s December 31, 2010 audited financial statements with management and with Moss Adams LLP, the Company’s independent registered public accounting firm. The Audit Committee also has discussed with Moss Adams LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received from Moss Adams LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Moss Adams LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the December 31, 2010 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Audit Committee of the Board:

Stuart D. Lum, Chair

Thomas M. Foster

Joseph D. Martino

Joel Sklar, MD

Jan I. Yanehiro

OTHER MATTERS

If any other matters come before the meeting, not referred to in the enclosed proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting, and as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

Shareholder Proposals

If a shareholder intends to present any proposal for consideration at the 2012 Annual Meeting of Shareholders and wishes for that proposal to be included in the proxy and proxy statement to be prepared by the Company, the proposal must be received by the Company at its corporate office not later than December 7, 2011.

Shareholder Communication

Any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Blvd., Suite 100, Novato, CA 94947.

Form 10-K

THE COMPANY’S ANNUAL REPORT FOR 2010 ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SEC, IS AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE. THE REPORT MAY BE OBTAINED BY WRITTEN REQUEST TO CORPORATE SECRETARY, BANK OF MARIN BANCORP, 504 REDWOOD BLVD., SUITE 100, NOVATO, CA 94947. It is available in the Investor Relations section of the Company’s website at www.bankofmarin.com. The Company’s Annual Report serves as the BANK’S annual disclosure statement under Part 350 of FDIC rules.

By order of the Board of Directors

Nancy Rinaldi Boatright

Corporate Secretary

April 6, 2011

z			{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BANK OF MARIN BANCORP

ANNUAL MEETING OF SHAREHOLDERS OF

BANK OF MARIN BANCORP

TO BE HELD ON TUESDAY, MAY 17, 2011

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Russell A. Colombo, Joseph D. Martino, and Joel Sklar, MD as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 21, 2011, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 17, 2011, or at any adjournment thereof.

The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, FOR proposals 2 and 4, and THREE YEARS on proposal 3.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

			For	With - hold	For All Except
1.	ELECTION OF DIRECTORS		☐	☐	☐
	Russell A. Colombo	Thomas M. Foster	Robert Heller
	Norma J. Howard	Stuart D. Lum	Joseph D. Martino
	William H. McDevitt, Jr.	Joel Sklar, MD	Brian M. Sobel
	J. Dietrich Stroeh	Jan I. Yanehiro
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
			For	Against	Abstain
2.	TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION		☐	☐	☐

3.	TO RECOMMEND, BY NON-BINDING VOTE, THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION	One Year	Two Years	Three Years	Abstain
		☐	☐	☐	☐
4.	RATIFICATION OF THE BOARD OF DIRECTORS’ SELECTION OF INDEPENDENT AUDITORS		For	Against	Abstain
			☐	☐	☐

This proxy, when properly executed, will be voted as specified therein. If no instruction is specified, the shares represented by the proxy will be voted FOR the election of all nominees under proposal 1, FOR proposal 2, for THREE YEARS for proposal 3, and FOR proposal 4. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Information on the label below indicates how your shares are registered. If shares are held in more than one name, each owner should sign.

x	y

é  Detach above card, sign, date and mail in postage paid envelope provided.   é

BANK OF MARIN BANCORP

PLEASE MARK, SIGN AND DATE YOUR PROXY AND

RETURN IT IN THE ENVELOPE PROVIDED

If shares are held by an entity such as a trust, a corporation or a partnership, the proxy should be completed by a person authorized to vote the shares. Print name of the entity and the title of the person who voted the shares.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6265	6265

REVOCABLE PROXY

BANK OF MARIN BANCORP

ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP

TO BE HELD ON TUESDAY, MAY 17, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Russell A. Colombo, Joseph D. Martino, and Joel Sklar, MD as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Marin Bancorp held of record by the undersigned on March 21, 2011, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 17, 2011, or at any adjournment thereof.

The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, FOR proposals 2 and 4, and THREE YEARS on proposal 3.

This proxy, when properly executed, will be voted as specified therein. If no instruction is specified, the shares represented by the proxy will be voted FOR the election of all nominees under proposal 1, FOR proposal 2, for THREE YEARS for proposal 3, and FOR proposal 4. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The proxies are authorized to vote upon such other matters as may proxy come before the meeting.

ESOP

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê	FOLD AND DETACH HERE	ê

BANK OF MARIN BANCORP — ANNUAL MEETING, MAY 17, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6265

You can vote in one of three ways:

1.	Call toll free 1-866-825-8978 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/bmrc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6265/7552

z			REVOCABLE PROXY		{
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	BANK OF MARIN BANCORP	Annual Meeting of Shareholders MAY 17, 2011

		For	With- hold	For All Except	E S O P	2. TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION		For	Against	Abstain
1. ELECTION OF DIRECTORS		☐	☐	☐				☐	☐	☐
(01) Russell A. Colombo	(02) Thomas M. Foster	(03) Robert Heller				3. TO RECOMMEND, BY NON-BINDING VOTE, THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION	One Year	Two Years	Three Years	Abstain
(04) Norma J. Howard	(05) Stuart D. Lum	(06) Joseph D. Martino					☐	☐	☐	☐
(07) William H. McDevitt, Jr.	(08) Joel Sklar, MD	(09) Brian M. Sobel						For	Against	Abstain
(10) J. Dietrich Stroeh	(11) Jan I. Yanehiro					4. RATIFICATION OF THE BOARD OF DIRECTORS’ SELECTION OF INDEPENDENT AUDITORS		☐	☐	☐
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Additional Voting Instructions for shares held in the

BANK OF MARIN EMPLOYEE STOCK OWNERSHIP PLAN

Please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. Unallocated shares will be voted in direct proportion to the released shares voted by Participants to the extent permitted by ERISA. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received.

						Mark here if you plan to attend the meeting				☐

						Mark here for address change and note change				☐

Please be sure to date and sign	Date
this proxy card in the box below.

If shares are held by an entity such as a trust, a corporation or a partnership, the proxy should be completed by a person authorized to vote the shares. Print name of the entity and the title of the person who voted the shares.
Sign above Co-holder (if any) sign above

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
é		é

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m. EST, May 10, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m. EST, May 10, 2011: 1- 866- 825- 8978	Vote by Internet anytime prior to 3 a.m . EST, May 10, 2011 go to https://www. proxyvotenow.com/bmrc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/6265

Your vote is important!

REVOCABLE PROXY

BANK OF MARIN BANCORP

ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP

TO BE HELD ON TUESDAY, MAY 17, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Russell A. Colombo, Joseph D. Martino, and Joel Sklar, MD as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Marin Bancorp held of record by the undersigned on March 21, 2011, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 17, 2011, or at any adjournment thereof.

The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, FOR proposals 2 and 4, and THREE YEARS on proposal 3.

ESPP

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê	FOLD AND DETACH HERE	ê

BANK OF MARIN BANCORP — ANNUAL MEETING, MAY 17, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6265

You can vote in one of three ways:

1.	Call toll free 1-866-825-8978 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/bmrc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6265/7478

z			REVOCABLE PROXY		{
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	BANK OF MARIN BANCORP	Annual Meeting of Shareholders MAY 17, 2 011

1. ELECTION OF DIRECTORS		For	With- hold	For All Except	E S P P	2. TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION		For	Against	Abstain
		☐	☐	☐				☐	☐	☐
(01) Russell A. Colombo	(02) Thomas M. Foster	(03) Robert Heller				3. TO RECOMMEND, BY NON-BINDING VOTE, THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION	One Year	Two Years	Three Years	Abstain
(04) Norma J. Howard	(05) Stuart D. Lum	(06) Joseph D. Martino					☐	☐	☐	☐
(07) William H. McDevitt, Jr.	(08) Joel Sklar, MD	(09) Brian M. Sobel						For	Against	Abstain
(10) J. Dietrich Stroeh	(11) Jan I. Yanehiro					4. RATIFICATION OF THE BOARD OF DIRECTORS’ SELECTION OF INDEPENDENT AUDITORS		☐	☐	☐
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

This proxy, when properly executed, will be voted as specified therein. If no instruction is specified, the shares represented by the proxy will be voted FOR the election of all nominees under proposal 1, FOR proposal 2, for THREE YEARS for proposal 3, and FOR proposal 4. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Information on the label below indicates how your shares are registered. If shares are held in more than one name, each owner should sign.

						Mark here if you plan to attend the meeting				☐

						Mark here for address change and note change				☐

Please be sure to date and sign	Date
this proxy card in the box below.

If shares are held by an entity such as a trust, a corporation or a partnership, the proxy should be completed by a person authorized to vote the shares. Print name of the entity and the title of the person who voted the shares.
Sign above Co-holder (if any) sign above

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
é		é

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m. EST, May 17, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m. EST, May 17, 2011: 1- 866- 825- 8978	Vote by Internet anytime prior to 3 a.m . EST, May 17, 2011 go to https://www. proxyvotenow.com/bmrc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/6265

Your vote is important!

REVOCABLE PROXY

BANK OF MARIN BANCORP

ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP

TO BE HELD ON TUESDAY, MAY 17, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Russell A. Colombo, Joseph D. Martino, and Joel Sklar, MD as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Marin Bancorp held of record by the undersigned on March 21, 2011, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 17, 2011, or at any adjournment thereof.

The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, FOR proposals 2 and 4, and THREE YEARS on proposal 3.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê	FOLD AND DETACH HERE	ê

BANK OF MARIN BANCORP — ANNUAL MEETING, MAY 17, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6265

You can vote in one of three ways:

1.	Call toll free 1-866-825-8978 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/bmrc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6265

z			REVOCABLE PROXY		{
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	BANK OF MARIN BANCORP	Annual Meeting of Shareholders MAY 17, 2 011

1. ELECTION OF DIRECTORS		For	With- hold	For All Except	2. TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION		For	Against	Abstain
		☐	☐	☐			☐	☐	☐
(01) Russell A. Colombo	(02) Thomas M. Foster	(03) Robert Heller			3. TO RECOMMEND, BY NON-BINDING VOTE, THE YEAR FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION	One Year	Two Years	Three Years	Abstain
(04) Norma J. Howard	(05) Stuart D. Lum	(06) Joseph D. Martino				☐	☐	☐	☐
(07) William H. McDevitt, Jr.	(08) Joel Sklar, MD	(09) Brian M. Sobel					For	Against	Abstain
(10) J. Dietrich Stroeh	(11) Jan I. Yanehiro				4. RATIFICATION OF THE BOARD OF DIRECTORS’ SELECTION OF INDEPENDENT AUDITORS		☐	☐	☐
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’,) name(s) or number(s) in the space provided below.

This proxy, when properly executed, will be voted as specified therein. If no instruction is specified, the shares represented by the proxy will be voted FOR the election of all nominees under proposal 1, FOR proposal 2, for THREE YEARS for proposal 3, and FOR proposal 4. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Information on the label below indicates how your shares are registered. If shares are held in more than one name, each owner should sign.

					Mark here if you plan to attend the meeting				☐

					Mark here for address change and note change				☐

Please be sure to date and sign	Date
this proxy card in the box below.

If shares are held by an entity such as a trust, a corporation or a partnership, the proxy should be completed by a person authorized to vote the shares. Print name of the entity and the title of the person who voted the shares.
Sign above Co-holder (if any) sign above

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
é		é

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m. EST, May 17, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m. EST, May 17, 2011: 1- 866- 825- 8978	Vote by Internet anytime prior to 3 a.m . EST, May 17, 2011 go to https://www. proxyvotenow.com/bmrc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/6265

Your vote is important!

REVOCABLE PROXY

BANK OF MARIN BANCORP

ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP

TO BE HELD ON TUESDAY, MAY 17, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Russell A. Colombo, Joseph D. Martino, and Joel Sklar, MD as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 21, 2011, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 17, 2011, or at any adjournment thereof.

The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, FOR proposals 2 and 4, and THREE YEARS on proposal 3.

Please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. Unallocated shares will be voted in direct proportion to the released shares voted by Participants to the extent permitted by ERISA. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received.

401(k)

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À                         FOLD AND DETACH HERE                        À

BANK OF MARIN BANCORP – ANNUAL MEETING, MAY 17, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6265

You can vote in one of three ways:

1.	Call toll free 1-866-825-8978 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/bmrc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6265/7661

z		REVOCABLE PROXY BANK OF MARIN BANCORP	{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE		Annual Meeting of Shareholders MAY 17, 2011

		For	With- hold	For All Except

1.	ELECTION OF DIRECTORS	☐	☐	☐

(01) Russell A. Colombo (04) Norma J. Howard (07) William H. McDevitt, Jr. (10) J . Dietrich Stroeh	(02) Thomas M. Foster (05) Stuart D. Lum (08) Joel Sklar, MD (11) Jan I. Yanehiro	(03) Robert Heller (06) Joseph D. Martino (09) Brian M. Sobel

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

			For	Against	Abstain
2.	TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION		☐	☐	☐

		One Year	Two Years	Three Years	Abstain
3.	TO RECOMMEND, BY NON-BINDING VOTE, THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐	☐
			For	Against	Abstain
4.	RATIFICATION OF THE BOARD OF DIRECTORS’ SELECTION OF INDEPENDENT AUDITORS		☐	☐	☐

This proxy, when properly executed, will be voted as specified therein. If no instruction is specified, the shares represented by the proxy will be voted FOR the election of all nominees under proposal 1, FOR proposal 2, for THREE YEARS for proposal 3, and FOR proposal 4. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Mark here if you plan to attend the meeting	☐

Mark here for address change and note change	☐

If shares are held by an entity such as a trust, a corporation or a partnership, the proxy should be completed by a person authorized to vote the shares. Print name of the entity and the title of the person who voted the shares.

x		y
IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

¿	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL	¿
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.    By Mail; or

2.    By Telephone (using a Touch-Tone Phone); or

3.    By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m. EST, May 10, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m. EST, May 10, 2011: 1- 866- 825- 8978	Vote by Internet anytime prior to 3 a.m. EST, May 10, 2011 go to https://www.proxyvotenow.com/bmrc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/6265

Your vote is important!